Exhibit 99.1
FOR IMMEDIATE RELEASE

Contacts:	Farhan Ahmad	Erica Rodriguez Pompen
	Investor Relations	Media Relations
	farhanahmad@micron.com	epompen@micron.com
	(408) 834-1927	(408) 834-1873

MICRON TECHNOLOGY, INC. REPORTS RESULTS FOR THE
THIRD QUARTER OF FISCAL 2020

Strong execution drives higher profitability

BOISE, Idaho, June 29, 2020 – Micron Technology, Inc. (Nasdaq: MU) today announced results for its third quarter of fiscal 2020, which ended May 28, 2020.

Fiscal Q3 2020 highlights
•Revenue of $5.44 billion versus $4.80 billion for the prior quarter and $4.79 billion for the same period last year
•GAAP net income of $803 million, or $0.71 per diluted share
•Non-GAAP net income of $941 million, or $0.82 per diluted share
•Operating cash flow of $2.02 billion versus $2.00 billion for the prior quarter and $2.71 billion for the same period last year

“Micron’s exceptional execution in the fiscal third quarter drove strong sequential revenue and EPS growth, despite challenges in the macro environment,” said Micron Technology President and CEO Sanjay Mehrotra. “We are ramping the industry’s most advanced DRAM technology into production and have delivered more than 75% of our NAND volume as high-value solutions, supported by record SSD revenue in the quarter. Our portfolio momentum positions us exceedingly well to leverage the long-term growth across our end markets.”

Quarterly Financial Results
(in millions, except per share amounts)	GAAP(1)			Non-GAAP(2)
	FQ3-20	FQ2-20	FQ3-19	FQ3-20	FQ2-20	FQ3-19

Revenue	$5,438	$4,797	$4,788	$5,438	$4,797	$4,788
Gross margin	1,763	1,355	1,828	1,804	1,398	1,884
percent of revenue	32.4%	28.2%	38.2%	33.2%	29.1%	39.3%
Operating expenses	875	915	818	823	856	774
Operating income	888	440	1,010	981	542	1,110
percent of revenue	16.3%	9.2%	21.1%	18.0%	11.3%	23.2%
Net income attributable to Micron	803	405	840	941	517	1,198
Diluted earnings per share	0.71	0.36	0.74	0.82	0.45	1.05

Investments in capital expenditures, net(2) were $1.92 billion for the third quarter of fiscal 2020, which resulted in adjusted free cash flows(2) of $101 million. Micron repurchased approximately 929,000 shares of its common stock for $40 million during the third quarter of fiscal 2020 and ended the quarter with cash, marketable investments, and restricted cash of $9.29 billion, for a net cash(2) position of $2.60 billion.

Business Outlook

The following table presents Micron’s guidance for the fourth quarter of fiscal 2020:

FQ4-20	GAAP(1) Outlook	Non-GAAP(2) Outlook

Revenue	$5.75 billion - $6.25 billion	$5.75 billion - $6.25 billion
Gross margin	34.5% ± 1.5%	35.5% ± 1.5%
Operating expenses	$900 million ± $25 million	$850 million ± $25 million
Interest (income) expense, net	$33 million	$30 million
Diluted earnings per share	$0.88 ± $0.10	$1.05 ± $0.10

Further information regarding Micron’s business outlook is included in the prepared remarks and slides, which have been posted at investors.micron.com.

Investor Webcast

Micron will host a conference call on Monday, June 29, 2020 at 2:30 p.m. MT to discuss its third fiscal quarter financial results and provide forward-looking guidance for its fourth fiscal quarter. A live webcast of the call will be available online at investors.micron.com. A webcast replay will be available for one year after the call. For Investor Relations and other company updates, follow @MicronTech on Twitter at twitter.com/MicronTech.

About Micron Technology, Inc.

We are an industry leader in innovative memory and storage solutions. Through our global brands — Micron® and Crucial® — our broad portfolio of high-performance memory and storage technologies, including DRAM, NAND, 3D XPoint™ memory, and NOR, is transforming how the world uses information to enrich life. Backed by more than 40 years of technology leadership, our memory and storage solutions enable disruptive trends, including artificial intelligence, 5G, machine learning, and autonomous vehicles, in key market segments like mobile, data center, client, consumer, industrial, graphics, automotive, and networking. Our common stock is traded on the Nasdaq under the MU symbol. To learn more about Micron Technology, Inc., visit micron.com.

Micron and the Micron orbit logo are trademarks of Micron Technology, Inc. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements regarding the industry, our strategic position, and financial and operating results. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially. Please refer to the documents we file with the Securities and Exchange Commission, specifically our most recent Form 10-K and Form 10-Q. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. These certain factors can be found at www.micron.com/certainfactors. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

(1)GAAP represents U.S. Generally Accepted Accounting Principles.
(2)Non-GAAP represents GAAP excluding the impact of certain activities, which management excludes in analyzing our operating results and understanding trends in our earnings, adjusted free cash flow, net cash, and business outlook. Further information regarding Micron’s use of non-GAAP measures and reconciliations between GAAP and non-GAAP measures are included within this press release.

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share amounts)
(Unaudited)

	3rd Qtr.	2nd Qtr.	3rd Qtr.	Nine Months Ended
	May 28, 2020	February 27, 2020	May 30, 2019	May 28, 2020	May 30, 2019

Revenue	$5,438	$4,797	$4,788	$15,379	$18,536
Cost of goods sold	3,675	3,442	2,960	10,895	9,229
Gross margin	1,763	1,355	1,828	4,484	9,307

Selling, general, and administrative	216	223	206	650	624
Research and development	649	681	606	1,970	1,818
Other operating (income) expense, net	10	11	6	18	139
Operating income	888	440	1,010	1,846	6,726

Interest income	23	34	52	101	148
Interest expense	(51)	(46)	(29)	(144)	(89)
Other non-operating income (expense), net	10	(1)	(317)	55	(392)
	870	427	716	1,858	6,393

Income tax (provision) benefit	(68)	(21)	135	(144)	(622)
Equity in net income (loss) of equity method investees	3	1	—	6	1
Net income	805	407	851	1,720	5,772

Net income attributable to noncontrolling interests	(2)	(2)	(11)	(21)	(20)
Net income attributable to Micron	$803	$405	$840	$1,699	$5,752

Earnings per share
Basic	$0.72	$0.37	$0.76	$1.53	$5.15
Diluted	0.71	0.36	0.74	1.50	5.01

Number of shares used in per share calculations
Basic	1,111	1,111	1,105	1,110	1,117
Diluted	1,129	1,133	1,129	1,131	1,148

MICRON TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

As of	May 28, 2020	February 27, 2020	August 29, 2019

Assets
Cash and equivalents	$8,267	$7,118	$7,152
Short-term investments	391	363	803
Receivables	3,603	3,049	3,195
Inventories	5,405	5,208	5,118
Other current assets	233	238	235
Total current assets	17,899	15,976	16,503
Long-term marketable investments	577	586	1,164
Property, plant, and equipment	30,081	29,647	28,240
Intangible assets	332	332	340
Deferred tax assets	775	764	837
Goodwill	1,228	1,228	1,228
Operating lease right-of-use assets	599	605	—
Other noncurrent assets	514	510	575
Total assets	$52,005	$49,648	$48,887

Liabilities and equity
Accounts payable and accrued expenses	$5,364	$5,077	$4,626
Current debt	330	237	1,310
Other current liabilities	491	508	454
Total current liabilities	6,185	5,822	6,390
Long-term debt	6,356	5,188	4,541
Noncurrent operating lease liabilities	540	548	—
Noncurrent unearned government incentives	553	586	636
Other noncurrent liabilities	453	383	452
Total liabilities	14,087	12,527	12,019

Commitments and contingencies

Redeemable noncontrolling interest	98	98	98

Micron shareholders’ equity
Common stock	119	119	118
Additional capital	8,764	8,725	8,214
Retained earnings	32,402	31,602	30,761
Treasury stock	(3,454)	(3,414)	(3,221)
Accumulated other comprehensive income (loss)	(11)	(9)	9
Total Micron shareholders’ equity	37,820	37,023	35,881
Noncontrolling interest in subsidiary	—	—	889
Total equity	37,820	37,023	36,770
Total liabilities and equity	$52,005	$49,648	$48,887

MICRON TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

Nine months ended	May 28, 2020	May 30, 2019

Cash flows from operating activities
Net income	$1,720	$5,772
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation expense and amortization of intangible assets	4,083	4,008
Amortization of debt discount and other costs	20	39
Stock-based compensation	239	176
(Gain) loss on debt prepayments, repurchases, and conversions	(40)	386
Change in operating assets and liabilities
Receivables	(461)	2,373
Inventories	(286)	(1,315)
Accounts payable and accrued expenses	700	(703)
Deferred income taxes, net	26	195
Other	34	25
Net cash provided by operating activities	6,035	10,956

Cash flows from investing activities
Expenditures for property, plant, and equipment	(5,943)	(7,752)
Purchases of available-for-sale securities	(793)	(3,814)
Proceeds from sales of available-for-sale securities	1,157	1,271
Proceeds from maturities of available-for-sale securities	636	626
Proceeds from government incentives	140	668
Other	(48)	16
Net cash provided by (used for) investing activities	(4,851)	(8,985)

Cash flows from financing activities
Repayments of debt	(4,286)	(2,376)
Acquisition of noncontrolling interest in IMFT	(744)	—
Payments to acquire treasury stock	(203)	(2,727)
Payments on equipment purchase contracts	(49)	(54)
Proceeds from issuance of debt	5,000	1,800
Other	147	27
Net cash provided by (used for) financing activities	(135)	(3,330)

Effect of changes in currency exchange rates on cash, cash equivalents, and restricted cash	(8)	6

Net increase (decrease) in cash, cash equivalents, and restricted cash	1,041	(1,353)
Cash, cash equivalents, and restricted cash at beginning of period	7,279	6,587
Cash, cash equivalents, and restricted cash at end of period	$8,320	$5,234

MICRON TECHNOLOGY, INC.
NOTES
(Unaudited)

Property, Plant, and Equipment

We periodically assess the estimated useful lives of our property, plant, and equipment. Based on our assessment of planned technology node transitions, capital spending, and re-use rates, we revised the estimated useful lives of the existing equipment in our NAND wafer fabrication facilities and our research and development facilities from five years to seven years as of the beginning of the first quarter of fiscal 2020. This revision reduced our aggregate depreciation expense by approximately $510 million in the first nine months of fiscal 2020, of which approximately $150 million remained capitalized in inventory as of the end of the third quarter of fiscal 2020. Adjusting for the effect of the reduced amount of depreciation expense remaining in inventory, the revision in estimated useful lives benefited both operating income and net income by approximately $160 million and diluted earnings per share by approximately $0.14 for the third quarter of fiscal 2020, and benefited both operating income and net income by approximately $360 million and diluted earnings per share by approximately $0.32 for the first nine months of fiscal 2020.

Adoption of Lease Accounting Standard

In the first quarter of fiscal 2020, we adopted ASU 2016-02 – Leases (as amended, “ASC 842”), which amends a number of aspects of lease accounting, including requiring lessees to recognize operating leases with a term greater than one year on their balance sheet as a right-of-use asset and corresponding lease liability, measured at the present value of lease payments. In adoption, we applied the modified retrospective method and elected to not recast prior periods. As a result, we recognized $567 million for operating lease liabilities and right-of-use assets and reclassified an additional $66 million of other balances to right-of-use assets to conform to the new presentation requirements of ASC 842.

Debt Activity

On April 24, 2020, we issued $1.25 billion aggregate principal amount of our 2.497% senior notes due 2023 in a public offering.

On March 13, 2020, we drew the $2.50 billion available under our revolving credit facility and on April 24, 2020, we repaid the $2.50 billion outstanding principal amount under our revolving credit facility. As of May 28, 2020, $2.50 billion was available to us under the revolving credit facility.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except per share amounts)

	3rd Qtr.	2nd Qtr.	3rd Qtr.
	May 28, 2020	February 27, 2020	May 30, 2019

GAAP gross margin	$1,763	$1,355	$1,828
Stock-based compensation	34	37	24
Start-up and preproduction costs	—	—	23
Other	7	6	9
Non-GAAP gross margin	$1,804	$1,398	$1,884

GAAP operating expenses	$875	$915	$818
Stock-based compensation	(48)	(48)	(34)
Restructure and asset impairments	(4)	(10)	(9)
Other	—	(1)	(1)
Non-GAAP operating expenses	$823	$856	$774

GAAP operating income	$888	$440	$1,010
Stock-based compensation	82	85	58
Start-up and preproduction costs	—	—	23
Restructure and asset impairments	4	10	9
Other	7	7	10
Non-GAAP operating income	$981	$542	$1,110

GAAP net income attributable to Micron	$803	$405	$840
Stock-based compensation	82	85	58
Start-up and preproduction costs	—	—	23
Restructure and asset impairments	4	10	9
Amortization of debt discount and other costs	4	6	10
(Gain) loss on debt repurchases and conversions	2	—	317
Other	7	7	13
Impact of U.S. income tax reform	—	—	(42)
Estimated tax effects of above, non-cash changes in net deferred income taxes, and assessments of tax exposures	39	4	(30)
Non-GAAP net income attributable to Micron	$941	$517	$1,198

GAAP weighted-average common shares outstanding - Diluted	1,129	1,133	1,129
Adjustment for stock-based compensation and capped calls	13	11	6
Non-GAAP weighted-average common shares outstanding - Diluted	1,142	1,144	1,135

GAAP diluted earnings per share	$0.71	$0.36	$0.74
Effects of the above adjustments	0.11	0.09	0.31
Non-GAAP diluted earnings per share	$0.82	$0.45	$1.05

RECONCILIATION OF GAAP TO NON-GAAP MEASURES, Continued

	3rd Qtr.	2nd Qtr.	3rd Qtr.
	May 28, 2020	February 27, 2020	May 30, 2019

GAAP net cash provided by operating activities	$2,023	$2,001	$2,711
Investments in capital expenditures, net
Expenditures for property, plant, and equipment, net(1)	(1,937)	(2,013)	(2,345)
Payments on equipment purchase contracts	(20)	(18)	(17)
Amounts funded by partners	35	93	213
Adjusted free cash flow	$101	$63	$562

(1)Expenditures for property, plant, and equipment, net include proceeds from sales of property, plant, and equipment of $7 million for the third quarter of fiscal 2020, $43 million for the second quarter of fiscal 2020, and $58 million for the third quarter of fiscal 2019.

As of	May 28, 2020	February 27, 2020	August 29, 2019

Cash and short-term investments	$8,658	$7,481	$7,955
Current and noncurrent restricted cash	53	53	127
Long-term marketable investments	577	586	1,164
Current and long-term debt	(6,686)	(5,425)	(5,851)
Net cash	$2,602	$2,695	$3,395

The tables above reconcile GAAP to non-GAAP measures of gross margin, operating expenses, operating income, net income attributable to Micron, diluted shares, diluted earnings per share, adjusted free cash flow, and net cash. The non-GAAP adjustments above may or may not be infrequent or nonrecurring in nature, but are a result of periodic or non-core operating activities. We believe this non-GAAP information is helpful in understanding trends and in analyzing our operating results and earnings. We are providing this information to investors to assist in performing analysis of our operating results. When evaluating performance and making decisions on how to allocate our resources, management uses this non-GAAP information and believes investors should have access to similar data when making their investment decisions. We believe these non-GAAP financial measures increase transparency by providing investors with useful supplemental information about the financial performance of our business, enabling enhanced comparison of our operating results between periods and with peer companies. The presentation of these adjusted amounts varies from numbers presented in accordance with U.S. GAAP and therefore may not be comparable to amounts reported by other companies. Our management excludes the following items in analyzing our operating results and understanding trends in our earnings:

•Stock-based compensation;
•Flow-through of business acquisition-related inventory adjustments;
•Acquisition-related costs;
•Start-up and preproduction costs;
•Employee severance;
•Restructure and asset impairments;
•Amortization of debt discount and other costs, including the accretion of non-cash interest expense associated with our convertible debt and MMJ creditor debt;
•Gains and losses from debt repurchases and conversions;
•Gains and losses from business acquisition activities;
•Impact of U.S. income tax reform for the one-time transition tax, release of U.S. valuation allowance, and remeasurement of net deferred taxes reflecting lower U.S. corporate tax rates; and
•The estimated tax effects of above, non-cash changes in net deferred income taxes, and assessments of tax exposures.

Non-GAAP diluted shares are adjusted for the impact of additional shares resulting from the exclusion of stock-based compensation from non-GAAP income. Non-GAAP diluted shares also include the impact of capped calls, which are anti-dilutive in GAAP earnings per share but are expected to mitigate the dilutive effect of convertible notes, based on the average share price for the period the capped calls were outstanding.

MICRON TECHNOLOGY, INC.
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK
(In millions, except per share amounts)

	GAAP Outlook	Adjustments		Non-GAAP Outlook

Revenue	$5.75 billion - $6.25 billion	—		$5.75 billion - $6.25 billion
Gross margin	34.5% ± 1.5%	1%	A	35.5% ± 1.5%
Operating expenses	$900 million ± $25 million	$50 million	B	$850 million ± $25 million
Interest (income) expense, net	$33 million	$3 million	C	$30 million
Diluted earnings per share(1)	$0.88 ± $0.10	$0.17	A, B, C, D	$1.05 ± $0.10

Non-GAAP Adjustments

A	Stock-based compensation – cost of goods sold	$37
A	Other – cost of goods sold	7
B	Stock-based compensation – sales, general, and administrative	27
B	Stock-based compensation – research and development	23
C	Amortization of debt discount and other costs	3
D	Tax effects of the above items and non-cash changes in net deferred income taxes	99
		$196

(1)GAAP earnings per share based on approximately 1.13 billion diluted shares and non-GAAP earnings per share based on approximately 1.14 billion diluted shares.

The tables above reconcile our GAAP to non-GAAP guidance based on the current outlook. The guidance does not incorporate the impact of any potential business combinations, divestitures, restructuring activities, balance sheet valuation adjustments, strategic investments, financing transactions, and other significant transactions. The timing and impact of such items are dependent on future events that may be uncertain or outside of our control.